WHITESTONE REIT

CREATING COMMUNITIES IN OUR PROPERTIES™

DESSANGE
Davenport Village Austin, TX

CLEANERS
The Promenade at Fulton Ranch, Chandler, AZ

Paradise
BAKERY & CAFÉ
Headquarters Village, Plano, TX

Fine Foods
Village Square at Dana Park, Mesa, AZ

SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOR THE QUARTER ENDED SEPTEMBER 30, 2016

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that
Common Shares	primarily owns, manages and redevelops high quality retail properties which we refer to as Community
Centered Properties TM. As of September 30, 2016, we owned 71 Community Centered PropertiesTM
71 Community Centers	with approximately 6.1 million square feet of gross leasable area, located in six of the top markets in the
6.1 Million Sq. Ft. of gross	United States in terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix
leasable area	and San Antonio. Headquartered in Houston, Texas, we were founded in 1998.
1,561 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
6 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our tenants
Austin	deliver needed services to the surrounding community. We focus on properties with smaller rental
Chicago	spaces that present opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Phoenix	services to their respective surrounding communities. Operations include an internal management
San Antonio	structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity
Fiscal Year End	on our team and maintain in-house leasing, property management, marketing, construction and
12/31	maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery,
Common Shares: 29.3 Million	restaurants, medical, educational and financial services and entertainment. These tenants tend to occupy
Operating Partnership Units:	smaller spaces (less than 3,000 square feet) and, as of September 30, 2016, provided a 47% premium
1.1 Million	rental rate compared to our larger space tenants. The largest of our 1,561 tenants comprised only 3.0%
of our annualized base rental revenues for the three months ended September 30, 2016.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT			ICR Inc.
Annualized: $ 1.1400	Bob Aronson, Director of Investor Relations			Brad Cohen
Dividend Yield: 8.8%**	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
713.435.2219 email: ir@whitestonereit.com
Board of Trustees:	website: www.whitestonereit.com
James C. Mastandrea
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets	Hilliard Lyons	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of October 28, 2016	Maxim Group	Robert W. Baird & Co.	SunTrust Robinson Humphrey	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	RJ Milligan	Ki Bin Kim, CFA	Craig Kucera
of $13.00 as of close of market on	212.895.3641	813.273.8252	212.303.4124	540.277.3366
October 28, 2016.	mdiana@maximgrp.com	rjmilligan@rwbaird.com	kibin.kim@suntrust.com	ckucera@wundernet.com

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT Reports Strong Third Quarter Results Highlighted by 220 Basis Points Year-over-Year Improvement in Retail Occupancy

Houston, Texas, October 31, 2016 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced financial results for the third quarter ended September 30, 2016. All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Highlights

Third Quarter 2016 Compared to Third Quarter 2015:

•	3.7% growth in revenues to $25.5 million

•	Net income attributable to Whitestone REIT of $0.9 million

•	5.4% increase in net operating income (“NOI”) to $17.2 million

•	3.4% same store NOI growth to $15.7 million

•	Funds From Operations (“FFO”) of $6.3 million

•	3.8% increase in FFO Core to $9.8 million

•	11.9% gain and 6.2% gain in rental rates on new and renewal leases signed during the quarter, respectively (GAAP basis)

•	Net income of $0.03 and FFO Core of $0.33 on a per share basis, respectively

•	84% dividend to FFO Core payout ratio

•	89.6% occupancy in the Company’s retail properties, a 220 basis point improvement

Whitestone Overview
Whitestone acquires, owns, manages, develops and redevelops high quality “Ecommerce-resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the community which are not readily available online.

CEO Comments
“We are pleased to deliver another quarter of profitable growth, driven by our innovative ‘Ecommerce-resistant’ business model,” stated Jim Mastandrea, Chairman and Chief Executive Officer. “This quarter marks our 24th consecutive quarter of revenue and NOI growth, and our 25th consecutive quarter of FFO Core growth, on a year-over-year basis. Operationally, we completed two acquisitions in which we utilized OP units priced at $19.00 per unit, which represents a premium of over 40% on Friday's closing stock price. We also made progress on our major development projects and our leasing efforts remained aggressive and focused. I’m confident that our unique business model, quality portfolio of ideally-located properties and optimal mix of tenants providing goods and services not readily available online will continue to drive profitable growth and shareholder value.”

Real Estate Portfolio Update

Leasing Activity:
During the third quarter, the leasing team signed 113 leases totaling 269,754 square feet in new, expansion and renewal leases, compared to 111 leases totaling 244,527 square feet in the third quarter of 2015. The total lease value added during the quarter was $16.3 million compared to $18.3 million during the same period last year.

The Company's total and retail properties occupancy stood at 87.3% and 89.6%, respectively, at quarter end.

Community Centered PropertiesTM Portfolio Statistics:
As of September 30, 2016, Whitestone owned 71 Community Centered PropertiesTM with 6.1 million square feet of gross leasable area producing annual NOI of approximately $74 million. The portfolio is comprised of 43 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (7), Houston (29) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%. The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities.

With its consumer-centric discipline, the Company strives for a tenant mix of “Ecommerce-resistant” national, regional and local tenants at each of its properties that meet the daily needs of the residents living in the surrounding neighborhoods. At the end of the third quarter, the Company's diversified tenant base was comprised of 1,561 tenants, with the largest tenant accounting for only 3.0% of annualized base rental revenues.  Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants.  The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Acquisition Activity
During the third quarter, Whitestone acquired two upscale retail centers located in Scottsdale, Arizona. La Mirada and Seville, with 147,209 and 90,042 square feet, respectively, were purchased for a total of approximately $72.5 million, comprised of $60.7 million in cash and 621,053 OP units valued at $19.00 per unit. La Mirada and Seville were acquired with a combined occupancy rate of 90.1% and an aggregate 7.0% in-place cash-on-cash return on the total purchase price.

Balance Sheet and Liquidity

Balance Sheet:
Reflecting the Company’s acquisition, development and redevelopment activity during the third quarter, offset somewhat by the sale of a non-core asset in the first quarter, at September 30, 2016, the Company had undepreciated real estate assets of $918.6 million compared to $835.5 million at December 31, 2015.

Liquidity, Debt and Credit Facility:
At September 30, 2016, 52 of the Company’s 71 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $686.9 million. The Company had total real estate debt of $549.5 million, of which $357.9 million, or approximately 65%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the third quarter was 3.8% and the weighted average remaining term was 5.5 years.

At quarter end, Whitestone had $8.8 million of cash available on its balance sheet and $108.4 million of available capacity under its credit facility, before the $200 million accordion option.

Sale of Securities:
During the third quarter, Whitestone sold approximately 1,084,000 common shares under its ATM program at an average price per share of $15.08. The Company received net proceeds of approximately $16.1 million after paying fees and commissions. The net proceeds were used as part of the consideration paid for the two Scottsdale property acquisitions.

Dividend
On September 22, 2016, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2016, to be paid in three equal installments of $0.095 in October, November and December of 2016.

2016 Guidance
The Company’s net income attributable to Whitestone REIT guidance for 2016 is a range of $0.32 to $0.35 per share. The Company’s FFO Core guidance for 2016 is a range of $1.34 to $1.37 per share. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2016 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2016 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information
You are invited to listen to the Company’s third quarter earnings release conference call, which will take place on Tuesday, November 1, 2016 at 11:00 A.M. Eastern Time. Conference call access information is as follows:

Dial-in number for domestic participants:         (888) 516-2446
Dial-in number for international participants:    (719) 457-2698

The conference call will be recorded and a telephone replay will be available through Tuesday, November 15, 2016. Replay access information is as follows:

Replay number for domestic participants:        (877) 870-5176
Replay number for international participants:    (858) 384-5517
Pass Code (for all participants):            1322399

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The third quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information
Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT
Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust (“REIT”) that acquires, owns, manages, develops and redevelops high quality “Ecommerce-resistant” neighborhood, community and lifestyle retail centers. Whitestone’s 71 properties are principally located in Austin, Dallas-Fort Worth, Houston, San Antonio and Phoenix, which are among the fastest-growing markets in the country with highly educated workforces, high household incomes and strong job growth. The Company’s strategy is to target shifting consumer behavior and purchasing patterns by creating a complementary mix of grocery, dining, health and wellness, education, services, entertainment and specialty retail in its properties. Whitestone’s national, regional and local tenants provide daily necessities, needed services and convenience to the community which are not readily available online. For additional information about Whitestone, please visit www.whitestonereit.com.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; the Company’s ability to complete its transition to a pure-play retail REIT in the time frame it expects, or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and other items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Bob Aronson
Director of Investor Relations
D: (713) 435-2219; M: (832) 364-8314
raronson@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$918,562	$835,538
Accumulated depreciation	(103,721)	(89,580)
Total real estate assets	814,841	745,958
Cash and cash equivalents	8,786	2,587
Restricted cash	103	121
Marketable securities	456	435
Escrows and acquisition deposits	6,183	6,668
Accrued rents and accounts receivable, net of allowance for doubtful accounts	16,970	15,466
Unamortized lease commissions and loan costs	8,340	8,178
Prepaid expenses and other assets	2,808	2,672
Total assets	$858,487	$782,085

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$549,671	$497,955
Accounts payable and accrued expenses	31,920	24,051
Tenants' security deposits	6,066	5,254
Dividends and distributions payable	8,647	7,834
Total liabilities	596,304	535,094
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 29,218,531 and 26,991,493 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	29	27
Additional paid-in capital	390,966	359,971
Accumulated deficit	(133,779)	(116,895)
Accumulated other comprehensive loss	(6,951)	(129)
Total Whitestone REIT shareholders' equity	250,265	242,974
Noncontrolling interest in subsidiary	11,918	4,017
Total equity	262,183	246,991
Total liabilities and equity	$858,487	$782,085

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Property revenues
Rental revenues	$19,844	$18,785	$58,915	$52,426
Other revenues	5,664	5,814	17,157	15,395
Total property revenues	25,508	24,599	76,072	67,821

Property expenses
Property operation and maintenance	4,904	4,823	14,381	13,245
Real estate taxes	3,414	3,474	10,072	9,303
Total property expenses	8,318	8,297	24,453	22,548

Other expenses (income)
General and administrative	6,218	5,687	16,467	15,170
Depreciation and amortization	5,449	5,149	16,362	14,388
Interest expense	4,669	3,740	14,221	10,664
Interest, dividend and other investment income	(164)	(73)	(339)	(244)
Total other expense	16,172	14,503	46,711	39,978

Income from continuing operations before gain on sale or disposal of properties or assets and income taxes	1,018	1,799	4,908	5,295

Provision for income taxes	(80)	(100)	(247)	(274)
Gain on sale of properties	—	—	2,890	—
Gain (loss) on sale or disposal of assets	26	(148)	10	(248)
Income from continuing operations	964	1,551	7,561	4,773

Income from discontinued operations	—	44	—	3
Income from discontinued operations	—	44	—	3

Net income	964	1,595	7,561	4,776

Less: Net income attributable to noncontrolling interests	15	25	131	78

Net income attributable to Whitestone REIT	$949	$1,570	$7,430	$4,698

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.03	$0.05	$0.25	$0.18
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.03	$0.05	$0.25	$0.18
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.03	$0.05	$0.25	$0.17
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.03	$0.05	$0.25	$0.17

Weighted average number of common shares outstanding:
Basic	28,195	26,476	27,210	23,988
Diluted	29,024	27,082	28,013	24,583

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$964	$1,595	$7,561	$4,776

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	1,529	(184)	(6,962)	(460)
Unrealized gain (loss) on available-for-sale marketable securities	(11)	(8)	20	(106)

Comprehensive income	2,482	1,403	619	4,210

Less: Comprehensive income attributable to noncontrolling interests	41	22	11	69

Comprehensive income attributable to Whitestone REIT	$2,441	$1,381	$608	$4,141

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income from continuing operations	$7,561	$4,773
Net income from discontinued operations	—	3
Net income	7,561	4,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,362	14,388
Amortization of deferred loan costs	1,202	902
Amortization of notes payable discount	241	222
Gain on sale of marketable securities	—	(44)
Loss (gain) on sale or disposal of assets and properties	(2,900)	248
Bad debt expense	1,298	1,318
Share-based compensation	6,874	5,209
Changes in operating assets and liabilities:
Escrows and acquisition deposits	485	(1,445)
Accrued rent and accounts receivable	(2,802)	(3,583)
Unamortized lease commissions	(2,126)	(1,207)
Prepaid expenses and other assets	725	341
Accounts payable and accrued expenses	261	4,201
Tenants' security deposits	812	671
Net cash provided by operating activities	27,993	25,994
Net cash provided by operating activities of discontinued operations	—	3
Cash flows from investing activities:
Acquisitions of real estate	(60,616)	(147,950)
Additions to real estate	(15,362)	(7,954)
Proceeds from sales of properties	3,957	—
Proceeds from sales of marketable securities	—	496
Net cash used in investing activities	(72,021)	(155,408)
Net cash used in investing activities of discontinued operations	—	—
Cash flows from financing activities:
Distributions paid to common shareholders	(23,606)	(20,791)
Distributions paid to OP unit holders	(415)	(346)
Proceeds from issuance of common shares, net of offering costs	26,686	49,717
Proceeds from revolving credit facility, net	64,000	105,500
Repayments of notes payable	(13,552)	(2,141)
Change in restricted cash	18	(86)
Repurchase of common shares	(2,904)	(1,018)
Net cash provided by financing activities	50,227	130,835
Net cash used in financing activities of discontinued operations	—	—
Net increase in cash and cash equivalents	6,199	1,424
Cash and cash equivalents at beginning of period	2,587	4,236
Cash and cash equivalents at end of period	$8,786	$5,660

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosure (unaudited) (in thousands)

	Nine Months Ended September 30,
	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,700	$9,826
Cash paid for taxes	$284	$315
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$544	$57
Financed insurance premiums	$1,060	$1,057
Value of shares issued under dividend reinvestment plan	$83	$71
Value of common shares exchanged for OP units	$125	$84
Change in fair value of available-for-sale securities	$20	$(106)
Change in fair value of cash flow hedge	$(6,962)	$(460)
Acquisition of real estate in exchange for OP units	$8,738	$1,333

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FFO AND FFO CORE	2016	2015	2016	2015
Net income attributable to Whitestone REIT	$949	$1,570	$7,430	$4,698
Depreciation and amortization of real estate assets	5,405	5,121	16,195	14,304
(Gain) loss on sale or disposal of assets and properties	(26)	148	(2,900)	248
Net income attributable to noncontrolling interests	15	25	131	78
FFO	6,343	6,864	20,856	19,328

Non cash share-based compensation expense	3,042	1,859	6,886	5,202
Acquisition costs	427	729	990	1,569
FFO Core	$9,812	$9,452	$28,732	$26,099

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$6,343	$6,864	$20,856	$19,328
Distributions paid on unvested restricted common shares	(146)	(130)	(498)	(400)
FFO excluding amounts attributable to unvested restricted common shares	6,197	6,734	20,358	18,928
FFO Core excluding amounts attributable to unvested restricted common shares	$9,666	$9,322	$28,234	$25,699

Denominator:
Weighted average number of total common shares - basic	28,195	26,476	27,210	23,988
Weighted average number of total noncontrolling OP units - basic	487	435	488	406
Weighted average number of total commons shares and noncontrolling OP units - basic	28,682	26,911	27,698	24,394

Effect of dilutive securities:
Unvested restricted shares	829	606	803	595
Weighted average number of total common shares and noncontrolling OP units - diluted	29,511	27,517	28,501	24,989

FFO per common share and OP unit - basic	$0.22	$0.25	$0.73	$0.78
FFO per common share and OP unit - diluted	$0.21	$0.24	$0.71	$0.76

FFO Core per common share and OP unit - basic	$0.34	$0.35	$1.02	$1.05
FFO Core per common share and OP unit - diluted	$0.33	$0.34	$0.99	$1.03

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$949	$1,570	$7,430	$4,698
General and administrative expenses	6,218	5,687	16,467	15,170
Depreciation and amortization	5,449	5,149	16,362	14,388
Interest expense	4,669	3,740	14,221	10,664
Interest, dividend and other investment income	(164)	(73)	(339)	(244)
Provision for income taxes	80	100	247	274
Gain on sale of properties	—	—	(2,890)	—
(Gain) loss on disposal of assets	(26)	148	(10)	248
Income from discontinued operations	—	(44)	—	(3)
Net income attributable to noncontrolling interests	15	25	131	78
NOI	$17,190	$16,302	$51,619	$45,273

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$949	$1,570	$7,430	$4,698
Depreciation and amortization	5,449	5,149	16,362	14,388
Interest expense	4,669	3,740	14,221	10,664
Provision for income taxes	80	100	247	274
Gain on sale of properties	—	—	(2,890)	—
(Gain) loss on disposal of assets	(26)	148	(10)	248
Net income attributable to noncontrolling interests	15	25	131	78
EBITDA (1)	$11,136	$10,732	$35,491	$30,350

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2015
Net income attributable to Whitestone REIT	$949	$1,484	$4,997	$2,051
Depreciation and amortization	5,449	5,521	5,392	5,373
Interest expense	4,669	4,748	4,804	4,246
Provision for income taxes	80	11	156	98
Gain on sale of properties	—	—	(2,890)	—
(Gain) loss on disposal of assets	(26)	18	(2)	(63)
Net income attributable to noncontrolling interests	15	25	91	38
EBITDA (1)	$11,136	$11,807	$12,548	$11,743

(1)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended
	September 30,			Percent
	2016	2015	Change	Change
Same store (58 properties, exclusive of land held for development) (1)
Property revenues
Rental revenues	$18,225	$17,602	$623	4%
Other revenues	5,066	5,269	(203)	(4)%
Total property revenues	23,291	22,871	420	2%

Property expenses
Property operation and maintenance	4,651	4,650	1	Not meaningful
Real estate taxes	2,972	3,078	(106)	(3)%
Total property expenses	7,623	7,728	(105)	(1)%

Total same store net operating income	15,668	15,143	525	3%

Non-Same Store (7 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	1,619	1,183	436	Not meaningful
Other revenues	598	545	53	Not meaningful
Total property revenues	2,217	1,728	489	Not meaningful

Property expenses
Property operation and maintenance	253	173	80	Not meaningful
Real estate taxes	442	396	46	Not meaningful
Total property expenses	695	569	126	Not meaningful

Total Non-Same Store net operating income	1,522	1,159	363	Not meaningful

Total property net operating income	17,190	16,302	888	5%

Less net total of other expenses, provision for income taxes, gain on sale of properties and loss on disposal of assets	16,226	14,751	1,475	10%

Income from continuing operations	964	1,551	(587)	(38)%
Income from discontinued operations, net of taxes	—	44	(44)	(100)%

Net income	$964	$1,595	$(631)	(40)%

	Nine Months Ended
	September 30,			Percent
	2016	2015	Change	Change
Same Store (56 properties, exclusive of land held for development)(1)
Property revenues
Rental revenues	$51,344	$49,895	$1,449	3%
Other revenues	14,275	14,170	105	1%
Total property revenues	65,619	64,065	1,554	2%

Property expenses
Property operation and maintenance	12,916	12,703	213	2%
Real estate taxes	8,127	8,512	(385)	(5)%
Total property expenses	21,043	21,215	(172)	(1)%

Total Same Store net operating income	44,576	42,850	1,726	4%

Non-Same Store (9 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	7,571	2,531	5,040	Not meaningful
Other revenues	2,882	1,225	1,657	Not meaningful
Total property revenues	10,453	3,756	6,697	Not meaningful

Property expenses
Property operation and maintenance	1,465	542	923	Not meaningful
Real estate taxes	1,945	791	1,154	Not meaningful
Total property expenses	3,410	1,333	2,077	Not meaningful

Total Non-Same Store net operating income	7,043	2,423	4,620	Not meaningful

Total property net operating income	51,619	45,273	6,346	14%

Less net total of other expenses, provision for income taxes, gain on sale of properties and loss on disposal of assets	44,058	40,500	3,558	9%

Income from continuing operations	7,561	4,773	2,788	58%
Income from discontinued operations, net of taxes	—	3	(3)	(100)%

Net income	$7,561	$4,776	$2,785	58%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended September 30, 2016 to the three months ended September 30, 2015, Same Stores include properties currently owned during the entire period from July 1, 2015 to September 30, 2016. For purposes of comparing the nine months ended September 30, 2016 to the nine months ended September 30, 2015, Same Stores include properties currently owned during the entire period from January 1, 2015 to September 30, 2016.

(2)
We define “Non-Same Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended September 30, 2016 to the three months ended September 30, 2015, Non-Same Stores include properties that were not owned during the entire period from July 1, 2015 to September 30, 2016. For purposes of comparing the nine months ended September 30, 2016 to the nine months ended September 30, 2015, Non-Same Stores include properties that were not owned during the entire period from January 1, 2015 to September 30, 2016.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Other Financial Information:

Tenant improvements (1)	$696	$921	$1,880	$2,123
Leasing commissions (1)	$791	$607	$1,802	$1,177
Maintenance capital	$756	$142	$1,945	$1,421
Scheduled debt principal payments	$562	$487	$1,603	$1,295
Straight line rent income	$402	$405	$1,237	$996
Market rent amortization income from acquired leases	$289	$97	$329	$180
Non-cash share-based compensation expense	$3,042	$1,859	$6,886	$5,202
Non-real estate depreciation and amortization	$45	$29	$168	$84
Amortization of loan fees	$313	$301	$943	$902
Acquisition costs	$427	$729	$990	$1,569
Undepreciated value of unencumbered properties	$686,894	$581,461	$686,894	$581,461
Number of unencumbered properties	52	50	52	50
Full time employees	101	88	101	88

(1)	Does not include first generation costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2016
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	96.4%	29,219
Operating partnership units outstanding	3.6%	1,103
Total	100.0%	30,322

Market price of common shares as of
September 30, 2016		$13.88

Total equity capitalization		420,869	44%

Debt Capitalization:
Outstanding debt		$551,235
Less: Cash and cash equivalents		(8,786)
		542,449	56%

Total Market Capitalization as of
September 30, 2016		$963,318	100%

SELECTED RATIOS:
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2015
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA (1)	$11,136	$11,807	$12,548	$11,743

Interest expense	4,669	4,748	4,804	4,246
Less: amortization of loan fees	(313)	(315)	(315)	(310)
Interest expense, excluding amortization of loan fees (1)	4,356	4,433	4,489	3,936

Ratio of EBITDA to interest expense	2.6	2.7	2.8	3.0

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt (1)	$551,235	$502,192	$507,053	$499,747
Less: Cash	(8,786)	(5,927)	(2,447)	(2,587)
Outstanding debt after cash	$542,449	$496,265	$504,606	$497,160

Undepreciated real estate assets (1)	$918,562	$844,807	$838,220	$835,538

Ratio of debt to real estate assets	59%	59%	60%	60%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2015
Debt/EBITDA Ratio
Outstanding debt (1)	$551,235	$502,192	$507,053	$499,747
Less: Cash	(8,786)	(5,927)	(2,447)	(2,587)
Outstanding debt after cash	542,449	496,265	504,606	497,160

EBITDA (1)	$11,136	$11,807	$12,548	$11,743
Non-cash share based compensation	3,042	1,819	2,025	2,137
Acquisition costs	427	393	170	150
EBITDA, adjusted	14,605	14,019	14,743	14,030

Impact of partial quarter acquisitions and dispositions	1,288	—	—	—

Pro forma quarterly EBITDA, adjusted	15,893	14,019	14,743	14,030

Pro forma annualized EBITDA, adjusted (2)	63,572	56,076	58,972	56,120

Ratio of debt to pro forma EBITDA, adjusted	8.53	8.85	8.56	8.86

(1)	Includes amounts from discontinued operations.

(2)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2016	December 31, 2015
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$10,040	$10,220
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$37.0 million 3.76% Note, due December 1, 2020	34,414	35,146
$6.5 million 3.80% Note, due January 1, 2019	6,063	6,190
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	19,794	20,040
$14.0 million 4.34% Note, due September 11, 2024	14,000	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023	16,357	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00% Note, due December 29, 2017 (5)	7,873	7,886
$2.6 million 5.46% Note, due October 1, 2023	2,522	2,550
$11.1 million 5.87% Note, due August 6, 2016	—	11,305
$1.1 million 2.97% Note, due November 28, 2016	212	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019	191,600	127,600
Total notes payable principal	551,235	499,747
Less deferred financing costs, net of accumulated amortization	(1,564)	(1,792)
	$549,671	$497,955

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our five-year $50 million term loan under our unsecured credit facility at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2015 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our six-year $50 million term loan under our unsecured credit facility at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $100 million term loan under our unsecured credit facility at 1.73%.

(5)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2016
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2016	$765	$—	$765	0.1%
2017	2,374	7,839	10,213	1.9%
2018	2,576	9,560	12,136	2.2%
2019	2,392	197,257	199,649	36.2%
2020	2,876	79,951	82,827	15.0%
Thereafter	6,362	239,283	245,645	44.6%
Total	$17,345	$533,890	$551,235	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	September 30,	September 30,	June 30,	March 31,	December 31,
Community Centered Properties	2016	2016	2016	2016	2015
Retail	4,248,645	90%	90%	89%	90%
Office/Flex	1,115,647	81%	82%	85%	85%
Office	521,134	81%	81%	81%	80%
Total - Operating Portfolio	5,885,426	88%	87%	88%	88%
Redevelopment, New Acquisitions (1)	233,579	80%	78%	68%	74%
Total	6,119,005	87%	87%	87%	87%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)(1)	Percentage of Total Annualized Base Rental Revenues	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (2)	Phoenix, Houston and Austin	$2,447	3.0%	11/14/1982, 5/8/1991, 7/1/2000, 7/12/2000, 4/1/2014 and 4/1/2014	2017, 2020, 2020, 2021, 2024 and 2034
Bashas' Inc. (3)	Phoenix	936	1.2%	10/9/2004 and 4/1/2009	2024 and 2029
Walgreens & Co. (4)	Phoenix and Houston	828	1.0%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2017, 2027, 2049 and 2056
Wells Fargo & Company (5)	Phoenix	655	0.8%	10/24/1996 and 4/16/1999	2017 and 2018
Alamo Drafthouse Cinema	Austin	639	0.8%	2/1/2012	2027
Dollar Tree (6)	Phoenix and Houston	588	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009 and 5/21/2013	2017, 2020, 2020, 2021 and 2023
University of Phoenix	San Antonio	530	0.7%	10/18/2010	2018
Petco (7)	Phoenix and Houston	484	0.6%	7/6/1998 and 10/15/2006	2019 and 2026
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ross Dress for Less, Inc. (8)	San Antonio, Phoenix and Houston	472	0.6%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Ruth's Chris Steak House	Phoenix	466	0.6%	1/1/1991	2020
Paul's Ace Hardware	Phoenix	460	0.6%	3/1/2008	2018
Super Bravo, Inc.	Houston	402	0.5%	6/15/2011	2023
Rock Solid Images	Houston	372	0.5%	4/1/2004	2016
Air Liquide America, L.P.	Dallas	356	0.5%	8/1/2001	2018
		$10,118	12.7%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2016 for each applicable tenant multiplied by 12.

(2)
As of September 30, 2016, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(3)
As of September 30, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $232,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 0.9% of our total annualized base rental revenue.

(4)
As of September 30, 2016, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $82,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(5)
As of September 30, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2017, was $114,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $541,000, which represents approximately 0.7% of our total annualized base rental revenue.

(6)
As of September 30, 2016, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $145,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2017, was $146,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue.

(7)
As of September 30, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on October 15, 2006, and is scheduled to expire in 2026, was $260,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 6, 1998, and is scheduled to expire in 2019, was $224,000, which represents approximately 0.3% of our total annualized base rental revenue.

(8)
As of September 30, 2016, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
RENEWALS
Number of Leases	68	56	200	177
Total Square Feet (1)	174,673	125,960	510,992	368,176
Average Square Feet	2,569	2,249	2,555	2,080
Total Lease Value	$7,788,000	$8,121,000	$26,081,000	$19,371,000
NEW LEASES
Number of Leases	45	55	136	127
Total Square Feet (1)	95,081	118,567	352,944	339,817
Average Square Feet	2,113	2,156	2,595	2,676
Total Lease Value	$8,506,000	$10,131,000	$30,982,000	$23,409,000
TOTAL LEASES
Number of Leases	113	111	336	304
Total Square Feet (1)	269,754	244,527	863,936	707,993
Average Square Feet	2,387	2,203	2,571	2,329
Total Lease Value	$16,294,000	$18,252,000	$57,063,000	$42,780,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2016	74	$8,811,219	178,272	2.9	$404,503	$2.27	$14.45	$14.52	$(11,205)	(0.5)%	$170,838	6.9%
2nd Quarter 2016	66	11,033,542	186,939	3.2	492,214	2.63	15.50	15.45	8,617	0.3%	183,738	6.6%
1st Quarter 2016	90	10,387,956	207,065	3.1	416,376	2.01	13.99	13.29	144,276	5.3%	335,284	12.8%
4th Quarter 2015	69	9,141,269	151,437	3.2	575,486	3.80	16.62	16.60	3,581	0.1%	132,699	5.5%
Total - 12 months	299	$39,373,986	723,713	3.1	$1,888,579	$2.61	$15.05	$14.84	$145,269	1.4%	$822,559	8.0%

Comparable New Leases:
3rd Quarter 2016	12	$2,127,013	18,211	5.5	$211,587	$11.62	$18.92	$17.85	$19,557	6.0%	$37,151	11.9%
2nd Quarter 2016	15	1,662,877	30,818	3.7	90,600	2.94	13.84	16.22	(73,479)	(14.7)%	(26,196)	(5.7)%
1st Quarter 2016	11	1,813,074	27,167	4.6	140,487	5.17	14.50	12.37	57,977	17.2%	87,898	28.5%
4th Quarter 2015	16	1,543,395	29,291	3.6	237,044	8.09	13.29	14.09	(23,438)	(5.7)%	(3,214)	(0.8)%
Total - 12 months	54	$7,146,359	105,487	4.2	$679,718	$6.44	$14.74	$14.92	$(19,383)	(1.2)%	$95,639	6.5%

Comparable Renewal Leases:
3rd Quarter 2016	62	$6,684,206	160,061	2.6	$192,916	$1.21	$13.95	$14.14	$(30,762)	(1.3)%	$133,687	6.2%
2nd Quarter 2016	51	9,370,665	156,121	3.1	401,614	2.57	15.83	15.30	$82,096	3.5%	209,934	9.1%
1st Quarter 2016	79	8,574,882	179,898	2.9	275,889	1.53	13.91	$13.43	86,299	3.6%	247,386	10.7%
4th Quarter 2015	53	7,597,874	122,146	3.1	338,442	2.77	17.42	17.20	27,019	1.3%	135,913	6.6%
Total - 12 months	245	$32,227,627	618,226	2.9	$1,208,861	$1.96	$15.10	$14.83	$164,652	1.8%	$726,920	8.2%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
3rd Quarter 2016	39	$7,483,248	91,482	4.0	$963,408	$10.53	$19.06
2nd Quarter 2016	35	13,634,576	127,352	6.5	1,408,130	11.06	15.39
1st Quarter 2016	32	6,597,013	111,090	4.9	913,349	8.22	10.35
4th Quarter 2015	35	9,933,418	110,320	5.5	1,577,769	14.30	14.28
Total - 12 months	141	$37,648,255	440,244	5.3	$4,862,656	$11.05	$14.62

Non-Comparable New Leases:
3rd Quarter 2016	33	$6,379,211	76,870	3.9	$866,151	$11.27	$19.14
2nd Quarter 2016	34	13,052,233	123,601	6.5	1,296,154	10.49	15.23
1st Quarter 2016	31	6,521,851	109,815	4.9	912,696	8.31	10.25
4th Quarter 2015	32	9,593,047	103,458	5.7	1,564,050	15.12	14.20
Total - 12 months	130	$35,546,342	413,744	5.4	$4,639,051	$11.21	$14.38

Non-Comparable Renewal Leases:
3rd Quarter 2016	6	$1,104,037	14,612	4.5	$97,257	$6.66	$18.69
2nd Quarter 2016	1	582,343	3,751	7.4	111,976	29.85	20.50
1st Quarter 2016	1	75,162	1,275	3.0	653	0.51	19.65
4th Quarter 2015	3	340,371	6,862	3.0	13,719	2.00	15.55
Total - 12 months	11	$2,101,913	26,500	4.4	$223,605	$8.44	$18.21

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2016	113	$16,294,467	269,754	3.4	$1,367,911	$5.07	$16.04
2nd Quarter 2016	101	24,668,118	314,291	4.5	1,900,344	6.05	15.45
1st Quarter 2016	122	16,984,969	318,155	3.7	1,329,725	4.18	12.72
4th Quarter 2015	104	19,074,687	261,757	4.2	2,153,255	8.23	15.64
Total - 12 months	440	$77,022,241	1,163,957	3.9	$6,751,235	$5.80	$14.89

New
3rd Quarter 2016	45	$8,506,224	95,081	4.2	$1,077,738	$11.33	$19.10
2nd Quarter 2016	49	14,715,110	154,419	5.9	1,386,754	8.98	14.95
1st Quarter 2016	42	8,334,925	136,982	4.8	1,053,183	7.69	11.09
4th Quarter 2015	48	11,136,442	132,749	5.2	1,801,094	13.57	14.00
Total - 12 months	184	$42,692,701	519,231	5.1	$5,318,769	$10.24	$14.45

Renewal
3rd Quarter 2016	68	$7,788,243	174,673	2.8	$290,173	$1.66	$14.39
2nd Quarter 2016	52	9,953,008	159,872	3.2	513,590	3.21	15.94
1st Quarter 2016	80	8,650,044	181,173	2.9	276,542	1.53	13.95
4th Quarter 2015	56	7,938,245	129,008	3.1	352,161	2.73	17.32
Total - 12 months	256	$34,329,540	644,726	3.0	$1,432,466	$2.22	$15.24

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2016
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2016	142	408,998	6.7%	$4,985	6.1%	$12.19
2017	343	901,779	14.7%	13,443	16.4%	14.91
2018	291	909,995	14.9%	14,513	17.7%	15.95
2019	251	691,765	11.3%	12,153	14.8%	17.57
2020	171	748,280	12.2%	11,665	14.2%	15.59
2021	180	568,668	9.3%	8,900	10.8%	15.65
2022	61	341,755	5.6%	4,518	5.5%	13.22
2023	33	173,210	2.8%	2,324	2.8%	13.42
2024	32	214,267	3.5%	3,193	3.9%	14.90
2025	22	70,602	1.2%	1,522	1.9%	21.56
Total	1,526	5,029,319	82.2%	$77,216	94.1%	$15.35

(1)	Lease expirations table reflects rents in place as of September 30, 2016, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2016 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2016 FINANCIAL GUIDANCE

	As of	As of	As of
	February 24, 2016	July 27, 2016	October 31, 2016
Net income attributable to Whitestone REIT per common share and OP unit - diluted	$0.43 - $0.49	$0.33 - $0.39	$0.32 - $0.35
FFO Core per common share and OP unit - diluted	$1.33 - $1.39	$1.33 - $1.39	$1.34 - $1.37
FFO per common share and OP unit - diluted	$1.06 - $1.12	$0.99 - $1.05	$0.97 - $1.00
Same Store Property NOI	3% - 5%	3% - 5%	3% - 5%
Total Operating Portfolio Occupancy at Year End	89% - 91%	89% - 91%	88% - 90%

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

RECONCILIATION OF NON-GAAP MEASURES - 2016 FINANCIAL GUIDANCE (per diluted common share and OP unit)

Guidance:	As of October 31, 2016
Net income attributable to Whitestone REIT	$0.32	$0.35

Adjustments to reconcile net income to FFO:
Depreciation expense, amortization, gain on disposal of assets	0.65	0.65
FFO	$0.97	$1.00

Adjustments to reconcile FFO to FFO Core:
Non-cash share based compensation and acquisition expenses	0.37	0.37
FFO Core	$1.34	$1.37

Whitestone REIT and Subsidiaries PROPERTY DETAILS As of September 30, 2016

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 9/30/2016	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	94%	$900	$13.18	$13.84
Anthem Marketplace	Phoenix	2000	113,293	93%	1,666	15.81	15.83
Bellnott Square	Houston	1982	73,930	43%	322	10.13	10.22
Bissonnet Beltway	Houston	1978	29,205	90%	339	12.90	12.90
Centre South	Houston	1974	39,134	66%	219	8.48	8.60
The Citadel	Phoenix	2013	28,547	95%	419	15.45	16.41
City View Village	San Antonio	2005	17,870	86%	455	29.61	27.33
Corporate Park Woodland II	Houston	1972	16,220	95%	227	14.73	14.34
Desert Canyon	Phoenix	2000	62,533	88%	758	13.77	13.68
Fountain Hills Plaza	Phoenix	2009	111,289	89%	1,684	17.00	17.46
Fountain Square	Phoenix	1986	118,209	89%	1,668	15.85	16.33
Fulton Ranch Towne Center	Phoenix	2005	113,281	94%	1,860	17.47	17.36
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	819	16.57	17.73
Heritage Trace Plaza	Dallas	2006	70,431	96%	1,490	22.04	22.39
Holly Knight	Houston	1984	20,015	85%	314	18.46	18.63
Headquarters Village	Dallas	2009	89,134	98%	2,326	26.63	29.51
Keller Place	Dallas	2001	93,541	96%	893	9.94	10.57
Kempwood Plaza	Houston	1974	101,008	92%	905	9.74	9.61
La Mirada	Phoenix	1997	147,209	90%	2,528	19.08	19.08
Lion Square	Houston	2014	117,592	98%	1,343	11.65	11.84
The Marketplace at Central	Phoenix	2012	111,130	98%	942	8.65	8.43
Market Street at DC Ranch	Phoenix	2003	242,459	90%	4,140	18.97	19.01
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	69%	1,607	19.62	20.07
Paradise Plaza	Phoenix	1983	125,898	92%	1,656	14.30	14.06
Parkside Village North	Austin	2005	27,045	96%	755	29.08	29.81
Parkside Village South	Austin	2012	90,101	100%	2,255	25.03	26.63
Pinnacle of Scottsdale	Phoenix	1991	113,108	98%	1,911	17.24	19.43
The Promenade at Fulton Ranch	Phoenix	2007	98,792	60%	969	16.35	17.90
Providence	Houston	1980	90,327	95%	812	9.46	9.49
Quinlan Crossing	Austin	2012	109,892	90%	2,235	22.60	22.98
Shaver	Houston	1978	21,926	85%	257	13.79	13.58
Shops at Pecos Ranch	Phoenix	2009	78,767	90%	1,462	20.62	20.61
Shops at Starwood	Dallas	2006	55,385	92%	1,522	29.87	29.24
The Shops at Williams Trace	Houston	1985	132,991	96%	1,774	13.90	14.68
South Richey	Houston	1980	69,928	96%	798	11.89	9.30
Spoerlein Commons	Chicago	1987	41,455	84%	718	20.62	20.45
The Strand at Huebner Oaks	San Antonio	2000	73,920	98%	1,491	20.58	21.62
SugarPark Plaza	Houston	1974	95,032	91%	976	11.29	11.21
Sunridge	Houston	1979	49,359	75%	424	11.45	11.08
Sunset at Pinnacle Peak	Phoenix	2000	41,530	96%	655	16.43	16.73
Terravita Marketplace	Phoenix	1997	102,733	94%	1,338	13.86	13.68
Torrey Square	Houston	1983	105,766	84%	732	8.24	8.64
Town Park	Houston	1978	43,526	93%	850	21.00	21.02
Village Square at Dana Park	Phoenix	2009	323,026	92%	6,181	20.80	21.95
Webster Pointe	Houston	1984	26,060	74%	235	12.19	11.87
Westchase	Houston	1978	49,573	86%	565	13.25	13.75
Williams Trace Plaza	Houston	1983	129,222	92%	1,638	13.78	13.84
Windsor Park	San Antonio	2012	196,458	97%	1,836	9.63	9.52
Total/Weighted Average			4,248,645	90%	61,869	16.18	16.54

Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	84%	$1,478	$13.98	$13.15
Pima Norte	Phoenix	2007	35,110	61%	365	17.04	18.30
Uptown Tower	Dallas	1982	253,981	77%	3,356	17.16	16.38
Woodlake Plaza	Houston	1974	106,169	96%	1,770	17.37	17.54
Total/Weighted Average			521,134	81%	6,969	16.51	16.05
Office/Flex Communities:
Corporate Park Northwest	Houston	1981	174,359	78%	$1,588	$11.68	$11.84
Corporate Park West	Houston	1999	175,665	81%	1,551	10.90	11.00
Corporate Park Woodland	Houston	2000	99,937	95%	948	9.99	10.05
Dairy Ashford	Houston	1981	42,902	52%	180	8.07	7.98
Holly Hall Industrial Park	Houston	1980	90,000	91%	739	9.02	8.30
Interstate 10 Warehouse	Houston	1980	151,000	95%	670	4.67	4.64
Main Park	Houston	1982	113,410	84%	722	7.58	7.42
Plaza Park	Houston	1982	105,530	57%	532	8.84	8.61
Westbelt Plaza	Houston	1978	65,619	88%	583	10.10	9.72
Westgate Service Center	Houston	1984	97,225	74%	566	7.87	8.02
Total/Weighted Average			1,115,647	81%	8,079	8.94	8.87

Total/Weighted Average - Operating Portfolio			5,885,426	88%	76,917	14.85	15.06

Davenport Village	Austin	1999	128,934	83%	$2,606	$24.35	$25.70
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	—%	—	—	—
Seville	Phoenix	1990	90,042	88%	2,591	32.70	32.70
Total/Weighted Average - Development Portfolio (4)			233,579	80%	5,197	27.81	28.58

Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—	—	—	—
Total/Weighted Average - Property Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			6,119,005	87%	$82,114	$15.42	$15.66

(1)
Calculated as the tenant's actual September 30, 2016 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2016. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2016 equaled approximately $292,000 for the month ended September 30, 2016.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of September 30, 2016. Excludes vacant space as of September 30, 2016.

(3)
Represents (i) the contractual base rent for leases in place as of September 30, 2016, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of September 30, 2016.

(4)	Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

(5)	As of September 30, 2016, these parcels of land were held for development and, therefore, had no gross leasable area.

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South • DALLAS Heritage Trace Plaza • Interchange Building • Uptown Tower • Shops at Starwood • Headquarters Village • Keller Place • HOUSTON William Trace Plaza • The Shops at William Trace • Webster Pointe • Centre South • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge • Town Park Plaza • Providence Plaza • Sugar Park Plaza • I-10 Office/Warehouse • Dairy Ashford Business Park • Kempwood Plaza • Westbelt Plaza • Bellnott Square • Torrey Square • Lion Square • Corporate Park Woodland • Corporate Park Woodland II • Holly Knight • Main Park • Plaza Park Business Center • Holly Hall • Westgate Service Center • Corporate Park West • Woodlake Plaza • Corporate Park Northwest • PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada • Seville SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre CHICAGO Spoerlein Commons •

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